As filed with the Securities and Exchange Commission on February 10, 2021

Registration No. 333-124059

Registration No. 333-138174

Registration No. 333-145159

Registration No. 333-149734

Registration No. 333-158993

Registration No. 333-166552

Registration No. 333-172604

Registration No. 333-180421

Registration No. 333-188305

Registration No. 333-195660

Registration No. 333-202375

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-124059

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-138174

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145159

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149734

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158993

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166552

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172604

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180421

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188305

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195660

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202375

DEXCOM, INC.

(Exact name of issuer as specified in its charter)

Delaware	33-0857544
(State of incorporation)	(I.R.S. Employer Identification No.)

6340 Sequence Drive San Diego, California (858) 200-0200	92121
(Address of Principal Executive Offices)	(Zip Code)

1999 STOCK OPTION PLAN

2005 EQUITY INCENTIVE PLAN

2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of plan)

Kevin Sayer

Chairman, President and Chief Executive Officer

c/o DexCom, Inc.

6340 Sequence Drive

San Diego, California

(858) 200-0200

(Name, address and telephone number of agent for service)

Copies to:

Michael A. Brown, Esq. Julia Forbess, Esq. Fenwick & West LLP 555 California Street 12th Floor San Francisco, CA 94104 (415) 875-2300	Patrick Murphy Executive Vice President and Chief Legal Officer c/o DexCom, Inc. 6340 Sequence Drive San Diego, California (858) 200-0200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by DexCom, Inc., a Delaware corporation (“DexCom”), with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-124059, filed on April 14, 2005, relating to the 1999 Stock Option Plan, the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-138174, filed on October 24, 2006, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-145159, filed on August 6, 2007, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-149734, filed on March 14, 2008, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-158993, filed on May 5, 2009, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-166552, filed on May 5, 2010, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-172604, filed on March 3, 2011, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-180421, filed on March 28, 2012, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-188305, filed on May 2, 2013, relating to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan;

•	Registration Statement No. 333-195660, filed on May 2, 2014, relating to the 2005 Equity Incentive Plan; and

•	Registration Statement No. 333-202375, filed on February 27, 2015, relating to the 2005 Equity Incentive Plan;

DexCom has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by DexCom in the Registration Statements to remove from registration, by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offerings, DexCom hereby removes from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 10th day of February, 2021.

DEXCOM, INC.

By:	/s/ Patrick Murphy
Name:	Patrick Murphy
Title:	Executive Vice President and Chief Legal Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.